UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2021

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469-549-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Cooper Group Inc. (the “Company”) issued a press release today announcing the promotion of Vice Chairman & Chief Financial Officer, Chris Marshall, to President. Mr. Marshall, age 61, will have operating responsibility for the originations and servicing segments and key business functions, including technology and digital transformation and will retain his existing responsibilities pending appointment of a new Chief Financial Officer. Mr. Marshall joined the Company in January 2019 and has been instrumental in reshaping the Company’s financial function, strengthening the balance sheet, and driving higher financial performance. He has a long track record in finance, operations, technology, and mergers and acquisitions at major financial institutions including Bank of America, Fifth Third Bancorp, and Ally Bank, and was co-founder and Chief Financial Officer of Capital Bank Financial Corporation. With this promotion, Mr. Marshall assumes Jay Bray’s role as President of the Company. Mr. Bray will continue to serve as Chairman and Chief Executive Officer of the Company. The Company also disclosed that Anthony Ebers, Executive Vice President & Chief Operating Officer, has resigned from his position as Chief Operating Officer effective July 1, 2021, to pursue other opportunities. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits

99.1           Press release of Mr. Cooper Group Inc., dated June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: June 23, 2021	By:	/s/ Christopher G. Marshall
Christopher G. Marshall President & Chief Financial Officer